Exhibit 99.1


            Rogers Corporation Releases Final Second Quarter Results


     ROGERS, Conn.--(BUSINESS WIRE)--Aug. 9, 2006--Rogers Corporation (NYSE:ROG) announced today that final GAAP earnings for the second quarter of 2006 were $0.23 per diluted share, which includes a non-cash impairment charge of $11.3 million, or $0.52 per diluted share. As previously announced on July 27, 2006, excluding the impairment charge, non-GAAP earnings per share for the quarter were a record $0.75 per diluted share. This compares to non-GAAP earnings of $0.27 per diluted share in the second quarter of 2005. Second quarter GAAP income and balance sheet statements, as well as a reconciliation of non-GAAP to GAAP earnings for 2005 and 2006, are included at the end of this release.
     As previously announced on June 29, 2006, the future outlook of the Company's polyolefin foams and polyester-based laminates operating units, within the Other Polymer Products reporting segment, changed from previous expectations. This reportable segment, which also includes other operating units, represented 12% of the Company's sales in the second quarter of 2006. The Company has now completed an impairment analysis with the assistance of an independent third-party appraisal firm. The two operating units had assets including long-lived tangible and intangible assets with a book value of approximately $16 million. The entire non-cash impairment charge represents a reduction in goodwill of the two operating units. This impairment is the result of reduced future business prospects and does not involve any facility closures.
     Robert D. Wachob, Rogers' President and CEO, commented, "The impairment charge described above was entirely goodwill and affected no tangible assets. Although we now have lower long-term expectations for these parts of our Other Polymer Products reporting segment, we are committed to revamping and restructuring this segment.
     Overall, this year sales-to-date have been driven by our success in several markets, most notably portable communications. We expect the strength in our market segments to continue in the third and fourth quarters, resulting in a record year for sales and profits. Our third quarter guidance, stated in our July 27, 2006 release, is for sales of $105 to $109 million and earnings in the range of $0.73 to $0.77 per diluted share."

     Rogers Corporation, headquartered in Rogers, CT, U.S.A., develops and manufactures high-performance specialty material products, which serve a diverse range of markets including: portable communication devices, communication infrastructure, consumer products, computer and office equipment, ground transportation, and aerospace and defense. Rogers operates manufacturing facilities in Connecticut, Arizona, and Illinois in the U.S., in Gent, Belgium, in Suzhou, China, and in Hwasung City, Korea. Sales offices are located in Belgium, Japan, Taiwan, Korea, China, and Singapore.

     Safe Harbor Statement

     Statements in this news release that are not strictly historical may be deemed to be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to the many uncertainties that exist in the Company's operations and environment. These uncertainties, which include economic conditions, market demand and pricing, competitive and cost factors, rapid technological change, new product introductions, legal proceedings, and the like, are incorporated by reference in the Rogers Corporation 2005 Form 10-K filed with the Securities and Exchange Commission. Such factors could cause actual results to differ materially from those in the forward-looking statements. All information in this press release is as of August 9, 2006, and Rogers undertakes no duty to update this information unless required by law.

(Financial Statements Follow)

Consolidated Statements of Income


                               Three Months Ended   Six Months Ended
(IN THOUSANDS, EXCEPT PER      July 2,   July 3,    July 2,   July 3,
 SHARE AMOUNTS)                  2006      2005       2006      2005
----------------------------------------------------------------------
Net Sales                     $104,781  $ 84,633   $207,913  $172,736
Costs and Expenses:
 Cost of Sales (1)              70,784    60,256    137,629   124,955
 Selling and Administrative (2) 14,244    15,122     31,629    29,524
 Research and Development        6,009     5,177     11,970    10,236
   Impairment Charges (3)       11,272    20,030     11,272    20,030
                              ----------------------------------------
Total Costs and Expenses (4)   102,309   100,585    192,500   184,745
                              ----------------------------------------
Operating Income (Loss)          2,472   (15,952)    15,413   (12,009)
 Other Income (Loss) less
  Other Charges                  2,578      (321)     5,451     2,252
 Interest Income (Expense),
  Net                              629       134        979       362
                              ----------------------------------------
Income (Loss) Before Taxes       5,679   (16,139)    21,843    (9,395)
 Income Taxes (Benefit)          1,682    (7,326)     5,238    (5,707)
                              ----------------------------------------
Net Income (Loss)             $  3,997  $ (8,813)  $ 16,605  $ (3,688)
                              ----------------------------------------
Net Income (Loss) Per Share:
 Basic                        $   0.24  $  (0.54)  $   1.00  $  (0.23)
 Diluted                      $   0.23  $  (0.54)  $   0.97  $  (0.23)
Shares Used in Computing:
 Basic                          16,773    16,271     16,630    16,338
 Diluted                        17,224    16,271     17,094    16,338


(1) Second quarter 2005 includes $1.2 million write down of inventory associated with the polyolefin foam operation

(2) Second quarter 2005 includes $0.5 million of receivable write offs associated with the polyolefin foam operation

(3) Second quarter 2006 includes an $11.3 million charge related to the impairment of goodwill for the polyolefin foams and the polyester based laminate materials operating units. Second quarter 2005 includes a $19.8 million charge related to the impairment of long-lived assets associated with the polyolefin foams operation.

(4) Including Depreciation and Amortization of: 2006 - $4.0 million and $9.4 million; 2005 - $5.2 million and $10.5 million


Consolidated Balance Sheets

(IN THOUSANDS)                                    July 2,  January 1,
                                                   2006        2006
----------------------------------------------------------------------
Assets
 Current Assets:
   Cash and Cash Equivalents                   $   79,130  $   46,401

   Accounts Receivable, Net                        76,541      62,850
   Accounts Receivable - Joint Ventures             4,357       5,570
   Note Receivable                                  2,100       2,100
   Inventories                                     54,769      43,502
   Deferred Income Taxes                           11,356      10,823
   Asbestos-Related Insurance Receivables           7,023       7,023
   Other Assets                                     4,542       2,761
                                               -----------------------
     Total Current Assets                         239,818     181,030
                                               -----------------------
 Notes Receivable                                   2,100       2,100
 Property, Plant and Equipment, Net               132,786     131,616
 Investments in Unconsolidated Joint Ventures      23,764      20,260
 Pension Asset                                      6,667       6,667
 Goodwill                                          10,656      21,928
 Other Intangible Assets                              588         764
 Asbestos-Related Insurance Receivables            30,581      30,581
 Other Assets                                       4,547       5,654
                                               -----------------------
     Total Assets                              $  451,507  $  400,600
                                               -----------------------
Liabilities and Shareholders' Equity
 Current Liabilities:
   Accounts Payable                            $   19,674  $   18,992
   Accrued Employee Benefits and Compensation      25,972      13,916
   Accrued Income Taxes Payable                     5,956       7,209
   Asbestos-Related Liabilities                     7,023       7,023
   Other Liabilities                               11,131      10,226
                                               -----------------------
     Total Current Liabilities                     69,756      57,366
                                               -----------------------
 Deferred Income Taxes                              4,498       6,359
 Pension Liability                                 15,370      16,973
 Retiree Health Care and Life Insurance
        Benefits                                    7,048       7,048
 Asbestos-Related Liabilities                      30,867      30,867
 Other Liabilities                                    949       1,737
 Shareholders' Equity                             323,019     280,250
                                               -----------------------
     Total Liabilities and Shareholders'
      Equity                                   $  451,507  $  400,600
                                               -----------------------


Reconciliation of Second Quarter 2006 Non-GAAP Earnings
per Diluted Share
----------------------------------------------------------------------

GAAP Income per Diluted Share                                  $ 0.23
Less: Non-cash Impairment Charge per Diluted Share               0.52
----------------------------------------------------------------------
       Non-GAAP Earnings per Diluted Share                     $ 0.75



Reconciliation of Second Quarter 2005 Non-GAAP Earnings (Loss)
per Diluted Share
----------------------------------------------------------------------

GAAP Loss per Diluted Share                                    $(0.54)
Less: Non-cash Impairment Charge per Diluted Share               0.81
----------------------------------------------------------------------
       Non-GAAP Earnings per Diluted Share                     $ 0.27

     Rogers believes that diluted earnings per share, excluding the effect of any asset impairment or unusual event, is a measure that should be presented in addition to income determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating these non-GAAP financial measures:

     -- Rogers reviews the operating results of its businesses excluding the impact of any asset impairment because it provides an additional basis of comparison. The Company believes that these events are unusual in nature, and would not necessarily be indicative of ongoing operating results. As a result, management believes that excluding such charges is useful in comparing past, current and future periods.

     -- Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

     -- While asset impairments are typically material, they are generally considered to be outside the normal operations of a business.

     -- Corporate management is responsible for the initial and ongoing investments and for making decisions about asset impairment and related charges on those investments.


     CONTACT: Financial News Contact:
              Dennis M. Loughran, 860-779-5508
              Vice President Finance and Chief Financial Officer
              FAX: 860-779-4714
              or
              Editorial Contact:
              Edward J. Joyce, 860-779-5705
              Manager of Investor and Public Relations
              860-779-5509
              edward.joyce@rogerscorporation.com
              http://www.rogerscorporation.com